EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-237352, 333-240284) and Form S-8 (No. 333-233582) of Cadiz Inc. of our report dated March 26, 2021 relating to the financial statements which appears in this Form 10K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 26, 2021